CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam ETF Trust of our report dated July 21, 2026, relating to the financial statements and financial highlights, which appears in Putnam Mortgage Opportunities Fund’s Annual Shareholder Report on Form N-CSR for the year ended May 31, 2026. We also consent to the references to us under the headings “FINANCIAL STATEMENTS”, “Other Service Providers”, and “AGREEMENT” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 30, 2026